UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2013 (July 29, 2013)

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Item 8.01 Other Events

The Registrant, Walter Investment Management Corp. (“Walter” or the “Company”) issued a press release on July 30, 2013 announcing that it had entered into a strategic relationship with UFG Holdings, LLC (“UFG”), a company controlled by an investor group led by Brian Libman, Walter’s Chief Strategy Officer. UFG has agreed to acquire 100% of the membership interests of Urban Financial Group, LLC (“Urban”) from KCG Holdings, Inc. (the “Urban Transaction”). Pursuant to the terms of its agreement with UFG, and subject to the closing of the Urban Transaction, Walter will invest approximately $15 million in UFG in the form of an unsecured loan and will receive warrants entitling Walter to purchase up to 19% of the common units of UFG. In addition, the Company’s wholly owned subsidiary, Reverse Mortgage Solutions, Inc., will enter into a forward flow agreement to purchase mortgage servicing rights originated by Urban.

Effective with the closing of the Urban Transaction, which is expected during the fourth quarter of 2013, Mr. Libman, a Company named executive officer in 2012, will resign his position with Walter. Mr. Libman is a party to an employment agreement with the Company which was effective July 1, 2011 (the “Employment Agreement”). He has also received restricted stock units (“RSUs”) in the Company pursuant to an award of such units effective November 1, 2011 (the “RSU Award Agreement”). The Company has entered into a Separation Agreement with Mr. Libman in connection with the anticipated termination of his employment. The Separation Agreement provides that, subject to Mr. Libman’s execution of a release and waiver of claims against the Company, simultaneously with the closing of the Urban Transaction (a) Mr. Libman’s Employment Agreement will be amended to permit his ownership and operation of the Urban business notwithstanding the non-compete provision of the Employment Agreement, and (b) if the Urban transaction closes prior to November 1, 2013, the Award Agreement will be amended to provide that Mr. Libman will not forfeit 20,000 RSUs scheduled to vest on November 1, 2013.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Separation Agreement with Brian Libman

99.1	Press Release dated July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: July 30, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President, General Counsel and Secretary